                                                                      EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm




We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of our reports dated March 3, 2006, with respect to the consolidated financial statements of Regions Financial Corporation and subsidiaries, Regions Financial Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Regions Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005:

Form S-3 No. 33-59735 pertaining to the registration of $200,000,000 subordinated debt securities;
Form S-3 No. 333-54552 pertaining to the registration of $1,000,000,000 debt and equity securities;
Form S-3 No. 333-74102-01 pertaining to the registration of $1,500,000,000 debt and equity securities;
Form S-8 No. 333-117272 pertaining to the stock options and other equity interests issued, issuable, or assumed under:
       Regions Financial Corporation 1999 Long-Term Incentive Plan
       Regions Financial Corporation Amended and Restated 1991 Long-Term
         Incentive Plan
       Regions Financial Corporation Amended and Restated Directors' Stock
         Investment Plan
       Regions Financial Corporation 401 (K) Plan
       Regions Financial Corporation Supplemental 401 (K) Plan
       First Alabama Bancshares, Inc. 1988 Stock Option Plan
       Union Planters Corporation 1998 Stock Incentive Plan for Officers and
         Employees
       Union Planters Corporation Amended and Restated 1992 Stock Incentive
         Plan
       Union Planters Corporation 401 (K) Retirement Savings Plan
       Union Planters Corporation Amended and Restated 1996 Deferred
         Compensation Plan for Executives
   and pertaining to options assumed by Regions Financial resulting from the acquisitions by former Regions Financial Corporation of
       First Community Banking Services, Inc.
       First Bancshares, Inc.
       First Commercial Corporation
       Florida First Bancshares, Inc.
       First State Corporation
       First National Bancorp
       GF Bancshares, Inc.
       Greenville Financial Corporation
       Minden Bancshares, Inc.
       Morgan Keegan, Inc.
       PALFED, Inc.
       Park Meridian Financial Corporation
       Bullsboro Bancshares, Inc.
       VB&T Bancshares Corp.

   and pertaining to options assumed by Regions Financial resulting from the acquisitions by Union Planters Corporation of

         Capital Bancorporation, Inc.
         Capital Factors Holding, Inc.
         Capital Savings Bancorp, Inc.
         Grenada Sunburst System Corporation
         Leader Financial Corporation
         Magna Group, Inc.
         People's First Corporation
         Ready State Bank
         Strategic Outsourcing, Inc.
         Valley Federal Savings Bank
Form S-3 No. 333-124337 pertaining to the registration of $2,000,000,000 debt and equity securities;
Form S-3 No. 333-126797 pertaining to the securities registered on Form S-3
   No. 333-124337;


                                                /s/ Ernst & Young LLP


Birmingham, Alabama
March 3, 2006